Exhibit 1.2

EXECUTION COPY

$500,000,000

CAMDEN PROPERTY TRUST

Common Shares of Beneficial Interest

(par value $.01 per share)

DISTRIBUTION AGENCY AGREEMENT

August 2, 2021

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

1.    Introductory. Camden Property Trust, a Texas real estate investment trust (the “Company”), agrees with Regions Securities LLC (the “Manager”) to issue and sell from time to time through the Manager, as sales agent and/or principal, common shares of beneficial interest of the Company, par value $.01 per share (the “Common Shares”), having an aggregate offering price of up to $500,000,000 (the “Maximum Amount”) on the terms set forth herein. The Common Shares to be issued and sold hereunder shall be referred to as the “Shares.”

The Manager and the Company each agrees that whenever the Company determines to sell the Shares directly to the Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) substantially in the form of Schedule A hereto.

The Company has also entered into separate distribution agency agreements, each dated as of even date herewith (the “Alternative Distribution Agreements”), with Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC (the “Alternative Managers”). The aggregate offering price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement (as defined below) and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-238249), including a related prospectus or prospectuses, covering, among other securities, the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Shares.

“Representation Date” means each date on which (i) the Registration Statement or the Prospectus shall be amended or supplemented, other than by an amendment or supplement relating solely to the offering of securities other than the Shares, (ii) the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) the Company shall file a report on Form 8-K containing financial statements incorporated by reference into the Registration Statement and the General Disclosure Package and (iv) at any other time reasonably requested by the Manager.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on each Settlement Date (as defined below), the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(c)    Automatic Shelf Registration Statement.

(i)    Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)    Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will promptly notify the Manager. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)    Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)    Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of the Subsidiaries (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(e)    General Disclosure Package. As of each Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to each Applicable Time, the Prospectus and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 6(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, or until any earlier date that the Company notified or notifies the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Manager and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    Formation; Good Standing of the Company and Subsidiaries. The Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”); except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; all of the Company’s subsidiaries (the “Subsidiaries”) have full power and authority to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their states of organization, and have been duly qualified as foreign corporations, limited partnerships or limited liability companies, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; except for investments in securities as described in the Registration

Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, or ownership of interests of lower tier Subsidiaries, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the Subsidiaries of the Company that are “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) (the “Significant Subsidiaries”) are identified on Schedule C hereto and complete and correct copies of the charter documents and the by-laws, if any, of the Significant Subsidiaries and all amendments thereto have been previously made available or delivered to the Manager; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and non-assessable and the Company’s ownership interest in each Subsidiary is held by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction.

(h)    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration on each Settlement Date, will be validly issued, fully paid and non-assessable. The Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Shares will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Declaration of Trust and By-Laws and the requirements of the NYSE.

(i)    No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Manager for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares

(j)    Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(k)    Absence of Defaults or Conflicts; Absence of Further Requirements. Neither the Company nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (A) its respective Declaration of Trust, Articles of Incorporation, By-Laws, limited partnership or limited liability company agreement or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except, in the case of clause (B), for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole; the issuance and sale of the Shares and the performance by the Company of all of the provisions of its obligations under this Agreement or any Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and as may be required under state securities or Blue Sky laws in connection sales of the Shares.

(l)    Title to Property. The Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) described herein, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)    Authorization of Agreement. The Company has full power and authority to enter into this Agreement and any Terms Agreement and to issue, offer and sell the Shares as contemplated by this Agreement or any Terms Agreement; this Agreement has been, and any Terms Agreement will be, duly authorized, executed and delivered by the Company.

(n)    Possession of Licenses and Permits. The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.

(o)    Environmental Laws. With respect to the properties of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the Company’s consolidated financial statements included or incorporated by reference therein (the “Properties”), the Company and the Subsidiaries (i) are in compliance with any and all applicable Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect; and

(i)    none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, which would require remediation under applicable Environmental Laws, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Registration Statement, the General Disclosure Package or the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws;

(ii)    the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters, which would require remediation under applicable Environmental Laws; and

(iii)    neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both,

would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law; as used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)    Actively-Traded Security. The Common Shares satisfy the definition of an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.

(q)    Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct, subject to the materiality qualifications set forth in such certification.

(r)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under Sarbanes-Oxley, the Act and the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trust Managers have been advised of: (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting; any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls over financial reporting.

(s)    Sarbanes-Oxley Compliance. The Company and the Subsidiaries and any of the officers, trust managers and directors of the Company and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

(t)    Litigation. Other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or any Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions herein contemplated and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not filed or described as required.

(u)    Financial Statements. The financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with GAAP applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; the selected financial and statistical data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements (or schedules) of the Company or its consolidated Subsidiaries, any predecessor of the Company or any other entity or business are required by the Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus; any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; and pro forma financial statements and other pro forma financial information of the Company and its consolidated Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects by, and has been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

(v)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), in or affecting the general affairs, business, prospects (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole; and except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries as a whole.

(w)    Investment Company Act. The Company has never been, is not now, and immediately after the sale of any Shares under this Agreement or any Terms Agreement will not be, an “investment company”

within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company’s present and contemplated operations, assets and income continue to meet such requirements. In this regard, the Company qualified as a REIT under the Code for its 2020 taxable year.

(x)    Tax Returns. The Company and the Subsidiaries have filed all Federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.

(y)    Texas Business Organization Code. The Company has complied in all material respects with all provisions of Title 5, Chapter 200, of the Texas Business Organization Code.

(z)    ERISA. None of the assets of the Company or the Subsidiaries constitutes, nor will such assets, as of any Applicable Time or any Settlement Date, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(aa)    Conflicts of Interest. No relationship, direct or indirect, exists between or among any of the Company or the Subsidiaries, on the one hand, and any trust manager, officer, shareholder, customer or supplier of the Company or the Subsidiaries, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or trust managers of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(bb)    Liens. All liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(cc)    Insurance. The Company has, and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as are reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.

(dd)    Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)     OFAC. Neither the Company or any of the Subsidiaries nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Subsidiaries will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)    Corrupt Practices. Neither the Company or any of the Subsidiaries nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)     Proceedings under Section 8 of the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(hh)    Cybersecurity. (i) (x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective residents, customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices or otherwise as the Company deems adequate for its and the Subsidiaries’ business.

3.    Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, as sales agent, or directly to the Manager, as principal, as follows:

(a)    The Company may submit to the Manager its instruction to sell Shares on any trading day on the NYSE (a “Trading Day”) through placement instructions substantially in the form attached hereto as Schedule D. Instructions will be submitted by the Company and received by the Manager, initially by an authorized officer and person listed in Schedule E, or any substitute or additional officer and person as designated by the Company and notified in writing to the Manager. The Company shall have the right to amend at any time and from time to time any such prior instruction provided that the Manager is given reasonable notice of such amendment.

(b)    Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell Shares with respect to which the Manager is acting as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement. Sales of Shares, if any, through or to the Manager will be made by means of ordinary brokers’ transactions that meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act or otherwise agreed by the parties in other methods of sale.

(c)    The Company shall neither (i) authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Manager in writing nor (ii) request that the Manager sell Shares on any day that any Alternative Manager is also selling Shares. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice; and provided, further, that (i) any obligation under Sections 4(k), 4(l), 4(m), 5(a), 5(e), 5(f) and 5(g) and (ii) the notification obligation under Section 4(b), other than during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) shall be waived during the period of any such suspension.

(d)    If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e)    The compensation to the Manager for sales of Shares on any given day with respect to which the Manager acts as sales agent under this Agreement shall be at a mutually agreed rate, which will not exceed, but may be lower than, 1.5% of the gross offering proceeds of the Shares sold pursuant to Section 3(a) hereof on such day. Any compensation or commission due and payable to the Manager shall be deducted by the Manager from the gross offering proceeds it receives from the sale of the Shares pursuant to this Agreement. The Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Manager for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transactions.

(f)    Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds (less commissions due to the Manager under (e) above) from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g)    If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to the Manager with respect to such sales.

(h)    At each Applicable Time, on each Settlement Date, at each Representation Date and each date on which Shares are delivered to the Manager pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(i)     If the Company wishes to issue and sell the Shares other than as set forth in Section 3 of this Agreement (each, a “Placement”), it may notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(j)     The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(k)    Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and therein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date and place of delivery of and payment for such Shares.

(l)    Subject to the limitations set forth herein and as may be mutually agreed upon by the parties hereto, sales pursuant to this Agreement and any Terms Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins 24 hours after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K as of and within the period required by the Exchange Act and ends, for all periods, two weeks before the filing of the immediately succeeding press release or public announcement containing the Company’s earnings, revenues or other results of operations. Notwithstanding the foregoing, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(m)    Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed, together with all sales of Shares under this Agreement, any Terms Agreement and the Alternative Distribution Agreements, the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing.

(n)     The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Manager or the Alternative Managers on any single given day, but in no event more than one, and the Company shall in no event request that the Manager sell Shares on any day that any Alternative Manager is also selling Shares; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

4.    Certain Agreements of the Company. The Company agrees with the Manager that:

(a)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Manager of any proposal to amend or supplement the Registration Statement or any Prospectus at any time and will offer the Manager a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Manager promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information with respect thereto, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Manager of such event and promptly notify the Manager to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, the Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Manager by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager when the Manager is free to resume such solicitation. Neither the consent nor the delivery of the Manager to any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and will promptly advise the Manager if the Company failed to file such reports within the time period prescribed therein.

(c)    Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(d)    Furnishing of Prospectuses. The Company will furnish to the Manager copies of the Registration Statement, including all exhibits, and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Manager reasonably requests. The Company will pay the expenses of printing and distributing to the Manager all such documents.

(e)    Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(f)    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Shares under the laws of such jurisdictions as the Manager designates and the preparation and printing of memoranda relating thereto (including reasonable fees and disbursements of counsel for the Manager relating to such qualification), fees and expenses incident to listing the Shares on the NYSE, fees and expenses in connection with the registration of the Shares under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Manager and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(g)    Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(h)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)    Listing and Reservation of Common Shares. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing. The Company will reserve out of authorized but unissued Common Shares and keep available at all times, free of pre-emptive rights, the full number of Shares to be issued and sold hereunder.

(j)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Shares sold through the Manager and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to sales of Shares pursuant to this Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Act or the Rules and Regulations thereunder. The Company may also file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Act, which prospectus supplement will set forth such information, in which event the Company will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval system if permitted by the rules of the NYSE).

(k)    Officers’ Certificates. On the date of this Agreement, at each Representation Date and each date on which Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will furnish or cause to be furnished forthwith to the Manager a certificate dated as of such date, substantially in the form attached hereto as Schedule G, to the effect that the statements contained in the certificate referred to in Section 5(g) of this Agreement which were last furnished to the Manager are true and correct at such Representation Date as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and modified and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate.

(l)    Opinions of Company Counsel. On the date of this Agreement, at each Representation Date and each date on which Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will furnish or cause to be furnished to the Manager and to counsel for the Manager the written opinion of Dentons US LLP or other counsel reasonably satisfactory to the Manager, dated as of such date, in a form and substance reasonably satisfactory to the Manager and its counsel, of the same tenor as the opinion referred to in Section 5(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such letter to the Manager shall furnish the Manager with a letter substantially to the effect that the Manager may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(m)    Comfort Letters. On the date of this Agreement, at each Representation Date and each date on which Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, to furnish to the Manager a letter, as of such date, in the form reasonably satisfactory to the Manager and its counsel, of the same tenor as the letter referred to in Section 5(a) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter.

(n)    Rule 433 Compliance. To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(o)    Consent to Trading. The Company consents to the Manager trading in the Company’s Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(p)    Failure to Timely File under Rule 424. If to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 2(b) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(q)    Due Diligence. The Company will afford the Manager, on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions contemplated hereby (including, without limitation, the availability of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(r)    Restriction on Sale of Securities. At any time that sales of Shares under this Agreement have been made but not yet settled, or at any time that the Company has outstanding with the Manager instructions to sell Shares under this Agreement, but such instructions have not been fulfilled or cancelled, the Company will not offer, sell, issue, contract to sell, pledge or otherwise dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for any of Common Shares, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) any securities issued or to be issued pursuant to the Company’s equity incentive or award plans, including securities of the Company issued upon the exercise or vesting thereof, or upon conversion of operating partnership units, (ii) Common Shares to be issued as partial or full payment for properties or other assets directly or indirectly acquired or to be acquired by the Company or the Subsidiaries, (iii) the Shares to be sold hereunder or under any Alternative Distribution Agreement or (iv) any securities of the Company issued pursuant to, or upon the exercise, conversion, redemption or settlement of, any securities of the Company that are outstanding at the time such instruction is delivered.

5.    Conditions of the Obligations of the Manager. The obligations of the Manager hereunder with respect to any instruction submitted to the Manager by the Company to sell Shares are subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Manager shall have received a letter of Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, on each Representation Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule F hereto.

(b)    Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Manager, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by this Agreement.

(d)    Intentionally Omitted.

(e)    Opinion of Counsel for Company. The Manager shall have received an opinion, on each Representation Date, dated such date, of Dentons US LLP, counsel for the Company, or other counsel reasonably satisfactory to the Manager, to the effect that:

(i)    the Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii)    the Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(iii)    each of the Significant Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; to the best of such counsel’s knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary that is a corporation or similar entity have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

(iv)    each of the Significant Subsidiaries has been duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(v)    other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or incorporated by reference from another filing with the Commission or described as required;

(vi)    this Agreement has been duly authorized, executed and delivered by the Company;

(vii)    the Shares have been duly authorized by the Company and, when issued and delivered by the Company from time to time pursuant to this Agreement against payment of the applicable consideration, will be validly issued, fully paid and non-assessable. The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under Texas law, the Declaration of Trust or By-Laws of the Company or any contract to which the Company is a party of which such counsel has knowledge. The Shares conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares”;

(viii)    as of the relevant Representation Date, the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus). The authorized capital shares of beneficial interest of the Company conform as to legal matters in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares,” as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus;

(ix)    to the best of such counsel’s knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (A) their respective Declarations of Trust, Articles of Incorporation, By-Laws or limited partnership or limited liability company agreement or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except, with respect to clause (B), for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole; the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement or any Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(x)    to such counsel’s knowledge, at the quarter or year end of the Company’s most recent Form 10-Q or Form 10-K prior to the relevant Representation Date, the Company had authorized and outstanding shares of beneficial interest as set forth in the General Disclosure Package and the Prospectus;

(xi)    no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and as may be required under state securities or Blue Sky laws in connection with the sales of the Shares;

(xii)    the statements in the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares” and other statements in the Registration Statement, the General Disclosure Package and the Prospectus as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to such counsel’s knowledge there are no statutes or legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required;

(xiii)    the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and has not been an “investment company” at any time since 1988;

(xiv)    to such counsel’s knowledge, (a) with the exception of the Registration Rights Agreement dated as of February 28, 2005 between the Company and certain listed investors therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned by such person, and (b) no person has the right to require the Company to register such securities pursuant to the Registration Statement;

(xv)    the Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) of the Rules and Regulations. Any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), the Company meets the requirements for the use of an “automatic shelf registration statement” (as such term is defined in Rule 405) on Form S-3 with respect to the issuance and sale of the Shares and, to such counsel’s knowledge, the Company has not received any notice pursuant to Rule 401(g)(2); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d). To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission;

(xvi)    the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act when filed with the Commission;

(xvii)    each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the Exchange Act when filed with the Commission;

(xviii)    the Company has met the requirements for qualification and taxation as a REIT for the taxable years 2015 through 2020;

(xix)    the Company’s current, and contemplated future, assets, income, diversity of ownership and method of operation will put it in a position for qualification and taxation as a REIT for its taxable year ending December 31, 2021, and for its future taxable years;

(xx)    the discussion contained under the caption “Federal Income Tax Considerations and Consequences of Your Investment” in the Registration Statement, the General Disclosure Package and the Prospectus, accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and

(xxi)    although such counsel is not passing upon, and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus and need not have made any independent check or verification thereof (except as and to the extent stated in paragraphs (vii), (viii), (x), (xii) and (xx) above), on the basis of such counsel’s participation, in the course of the Company’s preparation of the Registration Statement and the Prospectus, in conferences with officers and other representatives of the Company, counsel for the Manager and representatives of the independent registered public accounting firm for the Company and with the Manager, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, no facts have come to such counsel’s attention that would lead them to believe that (x) the Registration Statement, including the Rule 430B Information, as of the “new effective date” with respect to the Manager and the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) of the Rules and Regulations arising from the filing of the Prospectus with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued or at the time any such amended or supplemented prospectus was issued or at the relevant Representation Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in a form and substance reasonably satisfactory to counsel for the Manager) of other counsel reasonably acceptable to counsel for the Manager, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in a form satisfactory to such counsel and, in such counsel’s opinion, the Manager and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xxi) above, counsel may state its opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

(f)    Opinion of Counsel for the Manager. The Manager shall have received, on each Representation Date, from Sidley Austin LLP, counsel for the Manager, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely as to all matters governed by Texas law upon the opinion of Dentons US LLP referred to above.

(g)    Officers’ Certificate. The Manager shall have received a certificate, on each Representation Date, dated such date, of an executive officer of the Company and a principal financial or accounting officer of the Company substantially in the form set forth on Schedule G hereto.

(h)    Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(i)    Actively-Traded Security. The Common Shares shall meet the definition of an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

The Company will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6.    Indemnification and Contribution.

(a) Indemnification of the Manager. The Company will indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (b) below.

(b)    Indemnification of Company. The Manager will indemnify and hold harmless the Company, each of its trust managers and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such

Manager Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the name of the Manager contained in the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection 6(d).

7.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers, trust managers or directors or any controlling person, and will survive delivery of and payment for the Shares. If any Shares have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. The provisions of any Terms Agreement executed and delivered prior to the termination of this Agreement shall survive the termination of this Agreement, subject to the provisions of Section 8(d).

8.    Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 2, 4(f), 6, 7, 9, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 4(f), 6, 7, 9, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect until and unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 4(f), 6 and 7 of this Agreement shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

(e)    In the case of any purchase by the Manager pursuant to a Terms Agreement, the Manager may terminate such Terms Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’

equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by such Terms Agreement, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Manager, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

9.    Notices. All communications hereunder will be in writing and mailed, delivered or sent via email or facsimile and confirmed to the Manager at Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Brit Stephens (brit.stephens@regions.com) and Ed Armstrong (ed.armstrong@regions.com), or, if sent to the Company, will be mailed, delivered or sent via facsimile and confirmed to it at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Facsimile No. (713) 354-2710 Attn: Alex Jessett, Executive Vice President-Finance, Chief Financial Officer and Treasurer; provided, however, that any notice to the Manager pursuant to Section 6 will be mailed delivered or sent via facsimile and confirmed to the Manager.

10.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trust managers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of Shares and that no fiduciary, advisory or agency relationship between the Company, on one hand, and the Manager, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b)    Arms’ Length Negotiations. The terms set forth in this Agreement were established by the Company following discussions and arm’s-length negotiations with the Manager and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owes a fiduciary or other duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

13.    Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

14.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Manager to properly identify its clients.

15.    Resolution Stay. (a) In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the parties hereto in accordance with its terms.

                    Very truly yours,

CAMDEN PROPERTY TRUST

By:	/s/ Alexander J. Jessett
	Name:	Alexander J. Jessett
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to EDA]

The foregoing Distribution Agency Agreement is hereby

confirmed and accepted as of the date first above written.

REGIONS SECURITIES LLC

By:	/s/ Brit Stephens
	Name:	Brit Stephens
	Title:	Managing Director

[Signature Page to EDA]

SCHEDULE A

FORM OF TERMS AGREEMENT

            , 20

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

Dear Sirs:

Camden Property Trust, a Texas real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agency Agreement, dated August 2, 2021 (the “Distribution Agreement”), between the Company and Regions Securities LLC (the “Manager”), to issue and sell to the Manager the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities; provided that the purchase price payable by the Manager for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or declared by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Manager, as sales agent, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date [and any Option Settlement Date], except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus (as defined therein) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date [and any Option Settlement Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

A-1

Notwithstanding any provision of this Terms Agreement or any terms agreement to the contrary, the Company consents to the Manager trading in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

CAMDEN PROPERTY TRUST

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

REGIONS SECURITIES LLC

By:
Name:
Title:

A-2

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

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SCHEDULE C

SIGNIFICANT SUBSIDIARIES OF CAMDEN PROPERTY TRUST

Camden Operating, L.P.

Camden USA, Inc.

Camden Development, Inc.

Camden Summit Partnership, L.P.

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SCHEDULE D

FORM OF PLACEMENT INSTRUCTIONS

            , 20

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

Dear                     :

Notice is made pursuant to the Distribution Agency Agreement, dated as of August 2, 2021 (the “Agreement”), between Regions Securities LLC (the “Manager”) and Camden Property Trust, a Texas real estate investment trust (the “Company”), relating to the issuance and/or sale of the Company’s common shares of beneficial interest, par value $.01 per share, having an aggregate offering price of up to $500,000,000 (the “Shares”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

The Company hereby confirms (i) that it is not, nor could it be deemed to be, in possession of non-public information material to the Company and the Subsidiaries taken as a whole, (ii) that all representations and warranties made by the Company in the Agreement are true and correct as of the date hereof, (iii) the maximum number of Shares to be sold below, together with the aggregate outstanding Common Shares and the maximum number of Common Shares reserved by the Company for issuance for other purposes, does not exceed the total number of Common Shares authorized by the Company’s Declaration of Trust, (iv) in accordance with the resolutions of the Company’s Board of Trust Managers adopted on July 28, 2021 (the “Resolutions”), the issuance and/or sale of Shares within the parameters set forth below has been approved and (v) the Resolutions have not been modified or rescinded and remain in full force and effect.

The Company hereby requests that the Manager use its commercially reasonable efforts to engage in the following transaction:

Maximum Number of Shares to be Sold:

Compensation to Manager:	% of gross offering proceeds of Shares sold

Minimum Price at which Shares may be Sold:	per share

Date(s) on which Shares may be Sold:

Very truly yours,

Camden Property Trust

By:
Name:
Title:

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SCHEDULE E

Authorized officers of the Company:

Richard J. Campo

D. Keith Oden

H. Malcolm Stewart

Alexander J. Jessett

Joshua L. Lebar

Authorized persons of the Manager:

Brit Stephens

brit.stephens@regions.com

(980) 287-2734

Ed Armstrong

ed.armstrong@regions.com

(704) 362-7371

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SCHEDULE F

The Manager shall have received letters, dated, respectively, the date hereof and the date of the Agreement, of Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, confirming that they are an independent registered public accounting firm within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) they have read the minutes of the meetings of the shareholders, Board of Trust Managers and committees of the Board of Trust Managers of the Company;

(iii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the General Disclosure Package; and,

(iv) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations of the SEC; and on the basis thereof, nothing came to their attention which caused them to believe that:

(a) the unaudited condensed consolidated financial statements, included or incorporated by reference in the Registration Statements and the General Disclosure Package, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC; and,

(b) any material modifications should be made to the unaudited condensed consolidated financial statements, included or incorporated by reference in the Registration Statements and the General Disclosure Package, for them to be in conformity with GAAP;

(v) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (iv)(a) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than two business days prior to the date of such letter, there were any increases in notes payable of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the shareholders’ equity of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included or incorporated by reference in the Registration Statements; or for the period from the date of the most recent unaudited quarterly financial statements for such entities included or incorporated by reference in the Registration Statements to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in property revenues, or in the total or per share (basic and diluted) amounts of income from continuing operations attributable to common shareholders or in the total or per share (basic and diluted) amounts of net income attributable to common shareholders or net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of

F-1

the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

(vi) they have compared dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package, as specified by the Manager (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and the Subsidiaries or are derived directly from such records by analysis or computation), with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package for purposes of this Schedule.

F-2

SCHEDULE G

FORM OF OFFICERS’ CERTIFICATE

Pursuant to Sections 4(k) and 5(g) of the Distribution Agency Agreement dated August 2, 2021 (the “Agreement”) by and between Camden Property Trust, a Texas real estate investment trust (the “Company”), and Regions Securities LLC, [                    ], solely in his capacity as [                    ] of the Company, and [                    ], solely in his capacity as [                    ] of the Company, hereby certify on behalf of the Company as follows:

(a)    The representations and warranties of the Company contained in the Agreement are true and correct on and as of the Applicable Time as if made on and as of the Applicable Time, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Agreement at or prior to the Applicable Time.

(b)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, has been threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or any documents incorporated by reference therein has been complied with to the reasonable satisfaction of counsel for the Manager. A prospectus containing the 430B Information has been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430(B)) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(c)    Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), in or affecting the general affairs, business, prospects (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

Capitalized terms used and not defined herein have the respective meanings given them in the Agreement. Dentons US LLP is entitled to rely on this certificate in connection with the opinions such firm is rendering pursuant to the Agreement.

G-1

IN WITNESS WHEREOF, the undersigned have signed their names as of the      day of         , 20    .

CAMDEN PROPERTY TRUST

By:
Name:
Title:

By:
Name:
Title:

G-2